Exhibit 99.1

[GRAPHIC]

Premier People,

Products and Services

NEWS RELEASE

Premcor Inc. 1700 East Putnam Suite 400 Old Greenwich, CT 06870 203-698-7500 203-698-7925 fax

PREMCOR ANNOUNCES FOURTH QUARTER AND FULL YEAR 2003 RESULTS

OLD GREENWICH, Connecticut, January 29, 2004—Premcor Inc. (NYSE: PCO) today reported net income from continuing operations excluding special items of $13.1 million, or $.18 per share, for its fourth quarter ended December 31, 2003 and net income from continuing operations excluding special items of $165.2 million, or $2.24 per share, for the year ended December 31, 2003. These results compare to net income from continuing operations excluding special items of $34.7 million, or $.60 per share, in the fourth quarter of 2002 and a net loss from continuing operations excluding special items of $10.5 million, or $.22 per share, for the year ended December 31, 2002.

Including the impact of special items and discontinued operations, Premcor reported a net loss of $10.4 million, or $.14 per share for the 2003 fourth quarter, compared to net income of $34.7 million, or $.60 per share in the fourth quarter of 2002. For the year ended December 31, 2003, Premcor’s net income including special items and discontinued operations was $116.6 million, or $1.58 per share, compared to a net loss of $129.6 million, or $2.65 per share for the year ended December 31, 2002.

The company believes the special items shown below are not indicative of its core operating performance. The company’s Board of Directors typically excludes these items and stock option compensation expense in determining incentive compensation. A reconciliation of net income before special items and discontinued operations to the company’s net income (loss) reported in accordance with generally accepted accounting principles is as follows (in millions, except per share amounts, unaudited):

	Fourth quarter ended December 31,
	2003		2002
	Net Income (Loss)	Per Share	Net Income (Loss)	Per Share
Net income from continuing operations, excluding special items	$13.1	$0.18	$34.7	$0.60
Special items:
Refinery restructuring and other charges, net of $7.4 tax benefit (1)	(12.5)	(0.17)	—	—
Loss on extinguishment of debt, net of $6.4 tax benefit	(10.7)	(0.15)	—	—

Net income (loss) from continuing operations	(10.1)	(0.14)	34.7	0.60
Net loss from discontinued operations	(0.3)	—	—	—

Net income (loss) available to common stockholders	$(10.4)	$(0.14)	$34.7	$0.60

	Year ended December 31,
	2003		2002
	Net Income (Loss)	Per Share	Net Income (Loss)	Per Share
Net income (loss) from continuing operations, excluding special items	$165.2	$2.24	$(10.5)	$(0.22)
Special items:
Refinery restructuring and other charges, net of $14.3 and $65.7 tax benefit (2)	(24.2)	(0.33)	(107.2)	(2.19)
Loss on extinguishment of debt, net of $10.3 and $7.6 tax benefit	(17.2)	(0.23)	(11.9)	(0.24)

Net income (loss) from continuing operations	123.8	1.68	(129.6)	(2.65)
Net loss from discontinued operations	(7.2)	(0.10)	—	—

Net income (loss) available to common stockholders	$116.6	$1.58	$(129.6)	$(2.65)

(1)	Fourth quarter amounts in 2003 include pretax charges relating to the planned relocation of the company’s St. Louis office to its Connecticut headquarters ($5.7 million), environmental remediation and litigation costs associated with closed facilities including the Hartford and Blue Island refineries and formerly-owned terminal facilities ($10.0 million), and additional closure costs and asset write-offs for the Hartford and Blue Island refineries ($4.2 million). There were no charges in the fourth quarter of 2002.

(2)	Full year amounts in 2003 include pretax charges relating to the planned relocation of the company’s St. Louis office to its Connecticut headquarters ($7.5 million), environmental remediation and litigation costs associated with closed facilities including the Hartford and Blue Island refineries and formerly-owned terminal facilities ($10.2 million), and closure and asset write-offs related to the sale of the Hartford refinery assets and closure of the Blue Island refinery ($20.8 million). Full year amounts in 2002 include pretax charges related to the closure of the Hartford refinery ($137.4 million), costs related to the restructuring of the Port Arthur and Lima refinery and St. Louis office administrative functions ($32.4 million), and other items ($3.1 million).

Thomas D. O’Malley, Premcor’s Chairman and Chief Executive Officer, said, “Premcor’s fourth quarter results reflected weak refining margins in our Gulf Coast and Midwestern markets and lower crude oil throughput, as all three of our refineries had scheduled maintenance activity. The maintenance activity included work previously scheduled for our Port Arthur, Texas and Lima, Ohio refineries and an unscheduled acceleration of work originally due to be carried out in January 2004 at our Memphis, Tennessee refinery. While the downtime at

Memphis had a substantial negative impact in December 2003, significantly improved margins in January 2004 over December 2003 will result in a net positive compared to our original maintenance schedule.

“Natural gas, our largest variable operating expense, continues to remain well above historical averages. Our natural gas costs for the fourth quarter and full year 2003 averaged $4.57 and $5.29 per mmbtu, respectively. We continue to identify ways to reduce our overall dependency on natural gas during times of severe price spikes. We will, however, remain a large consumer of natural gas, and our processing cost structure will remain highly correlated with movements in natural gas prices. Our natural gas cost for January month-to-date has averaged approximately $5.70 per mmbtu. We expect our February and March costs to match or exceed this number.”

Commenting on the year, O’Malley said, “2003 was a year of significant accomplishment for Premcor. We experienced four consecutive quarters of positive core earnings due to a relatively strong margin environment and solid operating results. We began the year with the acquisition of our Memphis refinery in the first quarter. The $40 million sale of our shut-down Hartford, Illinois refinery was completed in the second quarter. Also in the second quarter, a major expansion project at our Port Arthur refinery was announced and funded. Three of our long-term debt issues were refinanced in the fourth quarter, lowering the average interest rate on $385 million of debt from 8.7 percent to 7.2 percent and pushing out the average maturity by four years. We continued to strengthen the balance sheet during 2003. Debt-to-capitalization ended the year at just under 56 percent, a slight improvement over year-end 2002. Cash and equivalents ended the year at just under $500 million, giving Premcor a substantial amount of liquidity heading into our peak clean fuels spending period.

“We had significant capital expenditure activity in the final quarter of 2003, including turnarounds at each refinery and the completion of a gasoline hydrotreater at Port Arthur that allows the refinery to meet 100 percent of the EPA-mandated Tier II gasoline sulfur requirements. The majority of the Tier II gasoline project at our Memphis refinery was constructed during 2003, and the project will be completed in the second quarter of 2004. Our Tier II gasoline project at Lima and ultra low sulfur diesel projects at both Port Arthur and Memphis are well under way.”

On the recently announced acquisition, O’Malley said, “Earlier this month we announced that we will purchase our fourth refinery, the Delaware City Refining Complex located in Delaware City, Delaware, from Motiva. We plan to complete the acquisition during the second quarter before the demand from the peak summer driving season commences. Once the acquisition is completed, Premcor will have total operating capacity of approximately 790,000 barrels per day.”

Looking ahead, O’Malley said, “2004 has begun with margins exceeding our expectations and budget. However, Premcor results will be negatively affected by unusually heavy turnaround activity tied to our clean fuels projects, particularly at our Lima refinery. During an investor meeting on January 15, 2004, we provided detailed information on our expectations for 2004 throughput and after-tax profit at a certain price set. All of this information is available on our web site at www.premcor.com.”

The company’s regular quarterly conference call concerning the quarter and full year results will be webcast live today at 11:00 a.m. Eastern Time on the Investor Relations section of the Premcor Inc. web site at www.premcor.com.

Premcor Inc. is one of the largest independent petroleum refiners and marketers of unbranded transportation fuels and heating oil in the United States.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the company’s current expectations with respect to future market conditions, future operating results, the future performance of its refinery operations, and other plans. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “may,” “will,” “should,” “shall,” and similar expressions typically identify such forward-looking statements. Even though Premcor believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from expectations include, but are not limited to, operational difficulties, varying market conditions, potential changes in gasoline, crude oil, distillate, and other commodity prices, government regulations, and other factors contained from time to time in the reports filed with the Securities and Exchange Commission by the company and its subsidiary, The Premcor Refining Group Inc., including quarterly reports on Form 10-Q, current reports on Form 8-K, and annual reports on Form 10-K.

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Contacts:

Premcor Inc.

Joe Watson, (203) 698-7510 (Media/Investors)

Karyn Ovelmen, (203) 698-5669 (Investors)

Karen Davis, (314) 854-1424 (Investors)

Michael Taylor, (314) 719-2304 (Investors)

Premcor Inc. and Subsidiaries

Earnings Release

	Three months ended December 31,		Year ended December 31,
(in millions except per share amounts, unaudited)	2003	2002	2003	2002
Operating revenues (1)	$2,256.1	$1,713.1	$8,803.9	$5,906.0
Cost of sales (1)	(2,016.5)	(1,506.4)	(7,719.2)	(5,235.0)

Gross margin	239.6	206.7	1,084.7	671.0
Operating expenses	138.5	94.0	524.9	432.2
General and administrative expenses	17.8	11.0	67.1	51.8
Stock-based compensation	4.4	4.1	17.6	14.0
Depreciation and amortization	29.1	24.0	106.2	88.9
Restructuring and other charges	19.9	—	38.5	172.9

Operating income (loss)	29.9	73.6	330.4	(88.8)
Interest expense and finance income, net	(30.2)	(20.3)	(115.1)	(101.8)
Loss on extinguishment of long-term debt	(17.1)	—	(27.5)	(19.5)
Income tax benefit (provision)	7.3	(18.6)	(64.0)	81.3
Minority interest	—	—	—	1.7

Net income (loss) from continuing operations	(10.1)	34.7	123.8	(127.1)
Discontinued operations, net of tax	(0.3)	—	(7.2)	—
Preferred stock dividends	—	—	—	(2.5)

Net income (loss) available to common stockholders	$(10.4)	$34.7	$116.6	$(129.6)

Net income (loss) per common share:
Income (loss) from continuing operations	$(0.14)	$0.60	$1.68	$(2.65)
Discontinued operations	—	—	(0.10)	—

Net income (loss)	$(0.14)	$0.60	$1.58	$(2.65)

Weighted average common shares outstanding (in millions)	74.1	58.1	73.6	49.0

(1)	Cost of sales includes the net effect of the buying and selling of crude oil to supply the Company’s refineries. Prior period operating revenue and cost of sales have been reclassifed to conform to the fourth quarter application of EITF 03-11, effective as of the beginning of the year. The current period presentation and prior period reclassifications have no effect on current or previously reported gross margin or net income (loss).

Summarized Balance Sheet Information	December 31, 2003	December 31, 2002
Cash and short-term investments:
Premcor Inc.	$52.8	$40.7
Premcor USA Inc.	1.2	10.2
The Premcor Refining Group Inc.	378.6	121.4

Consolidated cash and short-term investments	432.6	172.3
Cash restricted for debt service	66.6	61.7
Other working capital	360.9	86.9
Total assets	3,715.3	2,323.0
Long-term debt, including current maturities:
Premcor USA Inc.	10.3	40.1
The Premcor Refining Group Inc.	1,441.8	884.8

Consolidated long-term debt	1,452.1	924.9
Total common stockholders’ equity	1,145.2	704.0

Premcor Inc. and Subsidiaries

Earnings Release

	Three months ended December 31,		Year ended December 31,
(unaudited)	2003	2002	2003	2002
Selected Volumetric and Per Barrel Data
Production (Mbbls per day)	535.1	388.1	532.6	438.2
Crude oil throughput (Mbbls per day)	500.1	354.9	501.3	412.8
Total crude oil throughput (millions of barrels)	46.0	32.7	183.0	150.7
Per barrel of crude throughput:
Gross margin	$5.21	$6.33	$5.93	$4.45
Operating expenses	3.01	2.88	2.87	2.87
Market Indicators (dollars per barrel)
West Texas Intermediate, or “WTI” (sweet)	$31.20	$28.30	$31.15	$26.13
Crack Spreads:*
Gulf Coast 2/1/1	3.59	3.61	4.06	2.72
Chicago 3/2/1	4.66	6.24	6.39	5.00
Crude Oil Differentials:
WTI less WTS (sour)	2.38	1.72	2.73	1.38
WTI less Maya (heavy sour)	6.85	6.14	6.87	5.21
WTI less Dated Brent (foreign)	1.74	1.46	2.31	1.12
Natural Gas (per mmbtu)	4.94	3.92	5.36	3.17

*	Per barrel margin indicator for the conversion of crude oil into finished products. The first number represents the number of barrels of West Texas Intermediate crude oil, priced at Cushing, Oklahoma. The second and third numbers represent the number of barrels of conventional gasoline and high sulfur diesel fuel produced, priced in their respective regional market.

Premcor Inc. and Subsidiaries

Earnings Release

	Fourth quarter ended December 31, 2003					Year ended December 31, 2003
Selected Refinery Data (unaudited)	Port Arthur	Lima	Memphis	Price Risk Results	Total	Port Arthur	Lima	Memphis(1)	Price Risk Results	Total
Operating results (dollars in millions):
Gross margin:
Gulf Coast 2/1/1	$75.1	$—	$43.2	$—	$118.3	$347.7	$—	$174.1	$—	$521.8
Chicago 3/2/1	—	60.6	—	—	60.6	—	325.2	—	—	325.2
Crude oil differentials to benchmark	125.4	(19.0)	(6.0)	—	100.4	502.9	(49.0)	(19.4)	—	434.6
Product differentials to benchmark	(61.4)	(1.0)	11.6	—	(50.8)	(219.1)	(22.4)	72.1	—	(169.4)
Price risk results	—	—	—	11.1	11.1	—	—	—	(27.5)	(27.5)

Realized gross margin	139.1	40.6	48.8	11.1	239.6	631.5	253.9	226.8	(27.5)	1,084.7
Operating expenses	71.1	33.6	33.8	—	138.5	285.9	132.5	106.5	—	524.9

Net refining margin	$68.0	$7.0	$15.0	$11.1	$101.1	$345.6	$121.4	$120.3	$(27.5)	$559.8

Depreciation and amortization	$15.5	$7.8	$2.6		$25.9	$59.4	$26.3	$8.7		$94.4
Per barrel of crude throughput (in dollars):
(Based on crude oil throughput data shown on following page)
Gross margin:
Gulf Coast 2/1/1	$3.59	$—	$3.59	$—	$2.57	$4.06	$—	$3.75	$—	$2.85
Chicago 3/2/1	—	4.66	—	—	1.32	—	6.39	—	—	1.78
Crude oil differentials to benchmark	5.98	(1.46)	(0.50)	—	2.18	5.87	(0.96)	(0.42)	—	2.37
Product differentials to benchmark	(2.93)	(0.08)	0.96	—	(1.10)	(2.56)	(0.44)	1.55	—	(0.93)
Price risk results	—	—	—	0.24	0.24	—	—	—	(0.15)	(0.15)

Realized gross margin	6.64	3.12	4.05	0.24	5.21	7.37	4.99	4.89	(0.15)	5.93
Operating expenses	3.39	2.58	2.81	—	3.01	3.34	2.60	2.30	—	2.87

Net refining margin	$3.24	$0.54	$1.25	$0.24	$2.20	$4.03	$2.38	$2.59	$(0.15)	$3.06

Depreciation and amortization	$0.74	$0.60	$0.22		$0.58	$0.69	$0.52	$0.19		$0.52

Calculation Methodology:

Although the Company manages its refinery business, including feedstock acquisition and product marketing, on an integrated basis, for analytical purposes the business results shown here have been allocated to the individual refineries. The foundation for determining realized gross margin by refinery is the actual delivered cost of refinery feedstocks and a daily valuation of actual refinery production at market. Since crude oil is often purchased and priced well in advance of the time that it is consumed and the value of refinery production can be fixed before or after it is produced, our actual results may significantly vary from those that would be determined with reference to benchmark market indicators. We manage this inherent price risk on a total Company basis and may purchase futures contracts that correspond volumetrically with all or a portion of our fixed price purchase and sale commitments. As a result, we have separately identified the financial effects of this price risk, net of any risk mitigation activities, under the caption “price risk results.” As a result of this methodology, together with certain necessary allocations, the individual refinery realized gross margins presented here to do not reflect the results that would be reported if separately accounted for in accordance with generally accepted accounting principles. The Company believes that this indivudal refinery and price risk information is helpful in understanding our overall operating results.

(1)	Acquired March 2003. Operating results reflect 304 days of operations averaged over the calendar year ended December 31, 2003. Actual crude oil throughput for the 304 days was 152,500 bpd.

Premcor Inc. and Subsidiaries

Earnings Release

	Fourth quarter ended December 31, 2003				Year ended December 31, 2003
Selected Volumetric Data (in thousands of barrels per day, unaudited)	Port Arthur	Lima	Memphis	Total	Port Arthur	Lima	Memphis(1)	Total
Feedstocks:
Crude oil throughput:
Sweet	—	136.4	130.9	267.3	—	136.1	126.9	263.0
Light/Medium sour	31.3	5.0	—	36.3	31.4	3.4	0.2	35.0
Heavy sour	196.5	—	—	196.5	203.3	—	—	203.3

Total crude oil	227.8	141.4	130.9	500.1	234.7	139.5	127.1	501.3
Unfinished and blendstocks	14.6	0.4	4.5	19.5	16.4	(4.4)	6.2	18.2

Total feedstocks	242.4	141.8	135.4	519.6	251.1	135.1	133.3	519.5

Total crude oil throughput, in millions of barrels	21.0	13.0	12.0	46.0	85.7	50.9	46.4	183.0
Production:
Light products:
Conventional gasoline	93.6	74.6	51.4	219.6	86.0	68.9	53.7	208.6
Premium and reformulated gasoline	20.5	9.8	9.7	40.0	30.4	12.1	11.5	54.0
Diesel fuel	71.3	24.7	42.8	138.8	77.6	21.8	38.5	137.9
Jet fuel	25.1	20.2	22.2	67.5	19.3	21.8	19.9	61.0
Petrochemical products	17.1	8.2	5.9	31.2	18.2	7.2	6.1	31.5

Total light products	227.6	137.5	132.0	497.1	231.5	131.8	129.7	493.0
Petroleum coke and sulfur	27.3	2.5	0.2	30.0	27.0	2.4	0.2	29.6
Residual oil	1.8	2.9	3.3	8.0	5.1	2.1	2.8	10.0

Total production	256.7	142.9	135.5	535.1	263.6	136.3	132.7	532.6

(1)	Acquired March 2003. Volumetric data for production and consumption reflects 304 days of operations averaged over the year ended December 31, 2003. Actual crude oil throughput during the 304 days of operations was 152,500 bpd.